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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549

                                   FORM 8/K

                                CURRENT REPORT

                       Pursuant to Section 13 or 15(d)
                    of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): August 15, 2002


                              Paxar Corporation
            (Exact name of registrant as specified in its charter)


             New York               0-5610                    13-5670050
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(State or Other Jurisdiction (Commission File Number) (IRS Employer Ident. No.)
        of Incorporation)


            105 Corporate Park Drive, White Plains, New York 10604
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      (Address of Principal Executive Offices)             (ZipCode)


                                (914) 697-6800
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              Registrant's telephone number, including area code


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Item 9.  Regulation FD Disclosure.

        In accordance with the right of first refusal provisions of the Stock Repurchase Agreement, dated July 11, 2001, between us and Arthur Hershaft, our Chairman, Mr. Hershaft offered to sell us 394,420 shares of our common stock on August 15, 2002. The terms of such offer to sell were the same as those offered by an unaffiliated third-party buyer under a proposed prepaid forward contract. We waived our right to purchase the shares on those terms. Under the Agreement, Mr. Hershaft had the right to sell the shares on terms no more favorable to the buyer for a period of 10 business days. On August 16, 2002, Mr. Hershaft entered into a prepaid forward contract with such third-party buyer to deliver such shares in accordance with the same terms as those of the prepaid forward contract offered to us.


                                   SIGNATURE
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        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                PAXAR CORPORATION
                                                (Registrant)



Date: August 21, 2002                           By: /s/ Jack R. Plaxe
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                                                    Jack R.Plaxe
                                                    Senior Vice President and
                                                    Chief Financial Officer